Exhibit 5.1

September 29, 2025

Medicus Pharma Ltd.
300 Conshohocken State Rd., Suite 200
W. Conshohocken, PA 19428

Dear Mesdames/Sirs:

Re: Medicus Pharma Ltd. - Registration Statement on Form S-1

We have acted as special Canadian legal counsel to Medicus Pharma Ltd., an Ontario corporation (the "Company"), in connection with the Company's registration statement on Form S-1 filed on September 29, 2025 (as amended and supplemented from time to time, the "Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC"), including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of the resale, from time to time, by the selling shareholders identified in the Prospectus, of up to 1,397,184 shares (the "Shares") of the Company’s common shares without par value.

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus, the Company's Articles of Incorporation, the Company's Articles of Amendment, the Company's Bylaws, records of the Company's corporate proceedings in connection with the issuance, sale and delivery of the Shares, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed, without independent investigation: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company); and (vii) that the Registration Statement has been declared effective pursuant to the U.S. Securities Act of 1933, as amended (the "Securities Act"). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Our opinion is limited to laws of the Province of Ontario. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares are duly authorized and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm's name in the sections of the Registration Statement and the Prospectus included therein entitled "Experts and Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and the Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours truly,

/s/ Bennett Jones LLP